Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 27, 2010, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-169474) and related Prospectus of Spirit Airlines, Inc. dated November 18, 2010.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida

November 16, 2010